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                                EXHIBIT 23.2

                       CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report in the Registration Statement (Form SB-2) and related Prospectus of Fresh'n Lite, Inc. for the registration of 2,095,744 shares of its common stock to be filed with the Securities and Exchange Commission on June 30, 1998, and to the incorporation by reference therein of our report dated March 3, 1998 with respect to the financial statements of Fresh'n Lite, Inc. in its Annual Report (Form 10-K) for the year ended December 31, 1997 filed with the Securities and Exchange Commission.


                                            /s/ T. G. PROTHRO AND COMPANY, PLLC
                                            -----------------------------------
                                            T. G. Prothro and Company, PLLC

Tyler, Texas
June 29, 1998